Exhibit 10.6


                            TIME BROKERAGE AGREEMENT


         TIME BROKERAGE AGREEMENT, made as of this _____ day of __________, 1997 by and between American Radio Systems Corporation, a Delaware corporation (the "Programmer") and Precision Media Corporation, a Delaware corporation (the "Licensee").

         WHEREAS Licensee owns and operates Broadcast Stations WSRZ-FM, WZNN-AM, WMYF-AM and WERZ-FM (collectively referred to herein as the "Stations") pursuant to a license issued by the Federal Communications Commission ("FCC").

         WHEREAS   Programmer  is  involved  in  radio  Stations  ownership  and operation.

         WHEREAS the Licensee wishes to retain Programmer to provide programming for the Stations that is in conformity with the Stations' and FCC policies for time brokerage arrangements and as set forth herein.

         WHEREAS Programmer agrees to use the Stations exclusively to broadcast such programming of its selection that is in conformity with all rules, regulations and policies of the FCC and subject to Licensee's full authority to control the operation of the Stations.

         WHEREAS Programmer and Licensee agree to work in a cooperative fashion to make their time brokerage agreement work to the benefit of both parties and as contemplated in this Agreement.

         WHEREAS, Programmer and Licensee have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") under which Licensee has agreed to sell the Stations to Programmer, and have filed an application for FCC consent to assign the Stations license from Licensee to Programmer.

         NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be bound legally, agree as follows:

                                    Section 1
                            Use of Stations Air Time

         1.1 Representations. Both Licensee and Programmer represent that they are authorized to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of each, enforceable against it in accordance with its terms.

         1.2 Effective Date; Term. The Effective Date of this Agreement shall be July 1, 1997. It shall continue in force until December 31, 1997, or until consummation of the assignment of the Stations license from Licensee to Programmer pursuant to the Asset Purchase Agreement, whichever event occurs earlier, unless otherwise extended or terminated by the parties hereto in writing.

         1.3 Scope. During the term hereof, Licensee shall make available to Programmer time on the Stations as set forth in this Agreement. Programmer shall deliver such programming, at its expense, to the Stations' transmitter facilities or other authorized remote control point as reasonably designated by Licensee. Subject to Licensee's reasonable approval, as set forth in this Agreement, Programmer shall provide entertainment

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programming  of its selection  complete with  commercial  matter,  news,  public service announcements and other suitable programming to the Licensee up to one hundred sixty-four (164) hours per week. The Licensee may use the remaining four hours per broadcast week for the broadcast of its own regularly scheduled news, public affairs and other non-entertainment programming and shall provide Programmer with advance written notice of such hours of programming. All time not reserved by or designated for Licensee shall be available for use by Programmer and no other party.

         1.4 Consideration. As consideration for the air time made available hereunder, Programmer shall pay to Licensee a monthly fee of Thirty-Two Thousand Five Hundred Dollars ($32,500), payable no later than the fifteenth (15th) day of the month to which such fee pertains, and Programmer shall reimburse Licensee for certain Stations expenses as set forth in Section 1.7 hereof.

         1.5 Licensee Operation of the Stations. Licensee will have full authority, power and control over the operations of the Stations during the term of this Agreement. Licensee will bear all responsibility for the Stations' compliance with all applicable provisions of the Communications Act of 1934, as amended, the rules, regulations and policies of the FCC and all other applicable laws. Licensee shall be solely responsible for all non-capital, ordinary and customary operating expenses of the Stations, including but not limited to maintenance of the studio and transmitting facility and costs of electricity except that Licensee shall be entitled to reimbursement pursuant to Section 1.7(b) and Programmer shall be responsible for the costs of its programming and personnel as provided in Sections 1.7(a) and 2.3 hereof, and shall pay directly, or reimburse Licensee for, all other non-capital, ordinary and customary operating expenses of the Stations. Licensee shall employ at its expense employees consisting of, at a minimum, those personnel required pursuant to FCC regulations, who will report to and be accountable to the Licensee. Licensee shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Stations and shall maintain insurance at its present levels covering the Stations' transmission facilities. During the term of the Agreement, Programmer agrees to perform, without charge, routine monitoring of Licensee's transmitter performance and tower lighting if and when requested by Licensee.

         1.6 Licensee Representations and Warranties. Licensee represents and warrants as follows:

         Licensee holds the licenses and other permits and authorizations necessary for the present operation of the Stations as set forth in Attachment
I. There is not now pending, or to Licensee's best knowledge, threatened, any action by the FCC or by any other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations except as previously revealed in writing to Programmer. To the Licensee's best knowledge, after due inquiry, Licensee, with respect to the Stations, is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local entity, court or authority having jurisdiction over it or the Stations, which would have a material adverse effect upon the Licensee, its assets utilized in the operation of the Stations, the Stations or upon Licensee's ability to perform this Agreement. Licensee shall not knowingly take any action or omit to take any action which would have a material adverse impact upon the Licensee, its assets utilized in the operation of the Stations, the Stations or upon Licensee's ability to perform this Agreement. To Licensee's best

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knowledge,  all reports,  annual regulatory fees and applications required to be filed with the FCC or any other governmental body have been, and during the course of the term of this Agreement or any extension thereof, will be filed in a timely and complete manner. The facilities of the Stations are and will continue to comply in all material respects with the engineering requirements set forth in the FCC licenses of the Stations. Licensee shall, during the term of this Agreement, not dispose of, transfer or assign any of such assets and properties except with the prior written consent of the Programmer or in the ordinary course of the Licensee's business.

         1.7      Programmer Responsibility.

                  (a) Programmer shall be solely responsible for any expenses incurred in the origination and/or delivery of programming fro any remote location and for any publicity or promotional expenses incurred by Programmer, including, without limitation, ASCAP, BMI, SESAC music license fees for all programming provided by Programmer.

                  (b) Upon presentation to Programmer by Licensee of a certificate outlining in reasonable detail (with invoices attached thereto to the extent such invoices exist) the non-capital, ordinary and customary expenses incurred by Licensee in operating the Stations including lease payments, utilities, taxes, etc., Programmer shall reimburse Licensee for all such payments within five (5) business days after presentation of any and each certificate of payment.

         1.8 Contracts. Programmer will be required to assume performance of any of the Contracts (as defined in the Asset Purchase Agreement) pertaining to the Stations, except as indicated on Attachment III hereof. Programmer will enter into no third-party contracts, leases or agreements which will bind Licensee in any way except with Licensee's prior written approval. Licensee will enter into no third-party contracts, leases or agreements which will bind Programmer in any way except with Programmer's prior written approval. Programmer shall assume the obligations of Licensee, of all existing trade and barter agreements as listed on Attachment III-A and Licensee shall assign all of its rights under those trade and barter agreements to Programmer.

         1.9 Hourly Credit. Programmer shall receive from Licensee, as a refund consisting of a flat rate credit of $55.00 per hour ("Hourly Credit"), for any part of the weekly one hundred sixty-four (164) hours of programming time that Licensee uses to broadcast its own programming including periods during which Licensee is unable, for any reason (except for Programmer's failure to deliver its programming to Licensee), to broadcast the Programmer's programming. Such refunds to Programmer shall be paid within ten (10) days of the end of each month.

         1.10 Stations Operation. Licensee shall notify Programmer in writing at least five (5) business days prior to (i) making any changes in management personnel, (ii) entering into any material contractual obligations, (iii) purchasing equipment for a purchase price in excess of $5,000, or (iv) making any other material changes in the operation of the Stations. Licensee agrees to purchase such equipment or other material or services which are reasonably required for the Stations' operations provided that Programmer agrees to reimburse (in accordance with (1.7) the Licensee for all costs associated with such purchases including, without limitation, installation, wiring and similar related costs.

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         1.11 Use of Stations  Studios.  Licensee  agrees to provide  Programmer with access to the Stations' complete facilities including the studios and broadcast equipment for use by Programmer, if it so desires, in providing programming for the Stations; provided, however, that Licensee shall maintain, for its sole use, sufficient space at the Stations' studios for its management level employees. Under the overall supervision of Licensee, Programmer shall and may peacefully and quietly have the full use of and enjoy the use of the Stations' facilities, studios and equipment free from any material hindrance from any person or persons whomsoever claiming by, through or under Licensee. Programmer shall use the studios and equipment only for the purpose of producing programming for the Stations or for any other Stationss owned or time-brokered by the Programmer within the same market and shall at all times be subject to the good faith oversight of the Licensee.

                                    Section 2

                Stations Obligations to the Community of License

         2.1 Licensee Authority. Notwithstanding any other provision of this Agreement, Programmer recognizes that Licensee has certain obligations to broadcast programming to meet the needs and interests of the community of license for the Stations. On a regular weekly basis the Licensee shall air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of the Licensee to discharge its obligations to the public and to comply with the law, rules and policies of the FCC with respect to meeting the ascertained needs and interests of the public.

         2.2 Additional Licensee Obligations. Although both parties shall cooperate in the broadcast of emergency information over the Stations, Licensee shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the reasonable good faith judgment of Licensee, is of overriding public importance. Such interruption shall not entitle Programmer to any credits on fees. Licensee shall also coordinate with Programmer the Stations' hourly Stations identification announcements to be aired in accord with FCC rules. Licensee shall continue to maintain a main studio, as that term is defined by the FCC, within the Stations' principal community contour, shall maintain its local public inspection file within the community of license and shall prepare and place in such inspection file its quarterly issues and program lists on a timely basis. Programmer shall, upon request by Licensee, provide Licensee with information with respect to certain of Programmer's programs which should be included in Licensee's quarterly issues and programs lists. Licensee shall also maintain the Stations logs, receive and respond to the telephone inquiries, control and oversee any remote control point for the Stations.

         2.3 Responsibility for Employees and Expenses. Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel employed by Programmer (including, without limitation, salespeople, traffic personnel, board operators and programming staff). Licensee will provide and be responsible for the Stations personnel employed by Licensee and necessary to fulfill Licensee's obligations hereunder, and will be responsible for the salaries, taxes, insurance and related costs for all the personnel it employs. All personnel shall be subject to the overall supervision of Licensee, consistent with Programmer's right to the use of the Stations facilities pursuant to Section 1.12 hereof.

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                                    Section 3
                          Stations Programming Policies

         3.1 Broadcast Stations Programming Policy Statement. Licensee has adopted and will enforce a Broadcast Stations Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment IV hereto and which may be amended from time to time by Licensee upon notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, with all rules and regulations of the FCC, and with all reasonable changes subsequently made by Licensee or the FCC. If Licensee reasonably determines that a program supplied by Programmer does not comply with the Policy Statement it may suspend or cancel such program and shall provide written notice to Programmer of such decision. Programmer shall furnish or cause to be furnished the Artistic personnel and material for the programs as provided by this Agreement and all programs shall be in accordance with the Policy Statement and FCC requirements. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulations and policies, the Policy Statement, and shall be produced in accordance with quality standards established by Programmer.

         3.2 Licensee Control of Programming. Programmer recognizes that the Licensee has full authority to control the operation of the Stations. The parties agree that Licensee's authority includes but is not limited to the right to reject or refuse such portions of the Programmer's programming which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest. Programmer shall have the right to change the programming elements and/or format of the programming supplied to Licensee by giving Licensee at least forty-eight (48) hours notice of such changes.

         3.3 Programmer Compliance with Copyright Act. Programmer represents and warrants to Licensee that Programmer has full authority to broadcast its programming on the Stations, and that Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. All music supplied by Programmer shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. Consistent with Section 1.7 hereof, Licensee will maintain ASCAP, BMI and SESAC licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

         3.4      Sales.

                  (a) Programmer shall retain all revenues from the sale of advertising time within the programming it provides to the Licensee. Programmer may sell advertising, consistent with applicable rules, regulations and the Policy Statement, on the Stations in combination with any other broadcast Stations of its choosing. Programmer shall be responsible for payment of the commissions due to any sales (national or otherwise) representative engaged by it for the purpose of selling advertising (national or otherwise) which is carried during the programming it provides to Licensee. Licensee shall retain all revenues from the sale of Stations' advertising during the hours each week in which the Licensee airs its own non-entertainment programming, with the exception provided for certain political advertising as set forth in
         Section 5.2 herein.

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                  (b)  Programmer  acknowledges  that  all  accounts  receivable arising in connection with the operation of the Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed at the tations prior to the Effective Date and other broadcast revenues for services performed at the Stations prior to the Effective Date shall remain the property of Licensor and that, except as provided for below, Programmer shall not acquire any beneficial right or interest therein or responsibility therefor.

                  (c) Programmer is hereby designated as agent for Licensor for the purposes of billing, if unbilled, and collecting accounts receivable of the Stations existing on or before the Effective Date and arising out of the operations of the Stations on or before the Effective Date, togerther with advertising broadcast by the Stations prior to the Effective Date and not yet billed to advertisers, and Programmer shall account for all monies attributable to all of the Stations' accounts receivable collected. On the last day of each calendar month following the Effective Date, Programmer shall render and deliver to Licensor any monies collected with respect to the Stations' accounts receivable, its written account of such billing and collection efforts, together with copies of such bills, correspondence, documents, instruments, and such other information as the Licensor shall reasonably request. On the day which is one hundred eighty (180) days after the Effective Date, or if such day is not a business day, the next preceding business day, Programmers shall deliver to Licensor one hundred percent (100%) of all monies actually collected by
         Programmer on Licensor's behalf and any additional bills, correspondance, documents, instruments, files and other information concerning the billing of the accounts receivable of the Stations to which such monies relate and which have not yet been delivered to Licensor. Notwithstanding the foregoing, Licensor and Programmer hereby agree that Programmer shall in no way be obligated to pay Licensor any amounts received by Programmer as payments on accoutns receivable which arise after the Effective Date (the "Post-Effective Date Accounts Receivable").

                  (d) Programmer shall receive no remuneration for services rendered pursuant to this Section 3.4 and shall not be liable in any way for non-collection or failure of any such collection of accounts receivable ( except for liability arising in connection with the gross negligence or willful misconduct of the Programmer in connection with such accounts receivable.). On or before the Effective Date, Licensor shall deliver Programmer a list of the Stations' accounts receivable existing on or before the Effective Date, as well as its unbilled broadcast advertising, existing as of the Effective Date, as well as its unbilled broadcast advertising, existing as of the Effective Date ("Pre-Effective Date Accounts Receivable") which shall be attached hereto as Schedule 3.4. Any cash received by Programmer as payments on such accounts receivable after the Effective Date from customers included in the Pre-Effective Date Accounts Receivable will be applied first to Pre-Effective Date Accounts Receivable and then to Post-Effective Date Accounts Receivable. If a customer, in writing, disputes all or any portion of the Pre-Effective Date Account
         Receivable,   Programmer   may   credit   any  cash   payment   to  the
         Post-Effective Date Account Receivable from the same customer. The disputed Pre-Effective Date Accounts Receivable shall be

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         returned for Licensor for it to collect. Any Pre-Effective Date Account
         Receivable which is outstanding one hundred eighty (180) days after the Effective Date shall be returned to Licensor on such one hundred and eightieth (180th) day for it to collect. The obligations of Programmer under this Section 3.4(d) shall survivor the termination of this Agreement.

                  (e) Programmer and Licensor hereby agree that (i) the provisions of the (3.4 apply only to accounts receivable of the Licensor arising in connection with the operations of the Stations on or before the Effective Date and (ii) nothing set forth herein shall affect or refer to in any way any other accounts receivable of the Licensor.

         3.5 Payola. Programmer agrees that it will not accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements. Programmer agrees to quarterly, or more frequently at the request of the Licensee, execute and provide Licensee with a Payola Affidavit, substantially in the form attached hereto as Attachment V.

         3.6 Staffing Requirements. Licensee shall comply with the main studio staff requirements as specified by the FCC.

                                    Section 4
                                 Indemnification

         4.1 Programmer's Indemnification. Programmer shall indemnify and hold harmless Licensee from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, including but not limited to, slander or defamation or otherwise arising out of Programmer's broadcasts and sale of advertising time under this Agreement to the extent permitted by law.

         4.2 Licensee's Indemnification. Licensee shall indemnify and hold harmless Programmer from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, arising out of Licensee' broadcasts to the extent permitted by law.

         4.3      Limitation.  Neither Licensee nor Programmer shall be entitled
to   indemnification   pursuant   to  this   section   unless   such  claim  for
indemnification is asserted in writing delivered to the other party.

         4.4 Time Brokerage Challenge. If this Agreement is challenged at the FCC, whether or not in connection with the Stations' license renewal application, counsel for the Licensee and counsel for the Programmer shall, at the sole control and expense of the Programmer, jointly defend the Agreement and the parties' performance thereunder throughout all FCC proceedings at the sole expense of the Programmer. If portions of this Agreement do not receive the approval of the FCC staff, then the parties shall reform the

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Agreement  or, at  Programmer's  option and expense,  seek reversal of the staff decision and approval from the full Commission on appeal.

                                    Section 5
                Access to Programmer Materials and Correspondence

         5.1 Confidential Review. At least two (2) business days prior to the provision of any programming by Programmer to Licensee under this Agreement, Programmer shall acquaint the Licensee with the nature and type of the programming to be provided. Licensee, solely for the purpose of ensuring Programmer's compliance with the law, FCC rules and the Stations' policies, shall be entitled to review at its discretion from time to time on a confidential basis any programming material it may reasonably request. Programmer shall promptly provide Licensee with copies of all correspondence and complaints received from the public (including any telephone logs of complaints called in), copies of all program logs and promotional materials. However, nothing in this section shall entitle Licensee to review the internal corporate or financial records of the Programmer.

         5.2 Political Advertising. Programmer shall cooperate with Licensee to assist Licensee in complying with all rules of the FCC regarding political advertising. Programmer shall supply such information promptly to Licensee as may be necessary to comply with the lowest unit rate, equal opportunities and reasonable access requirements of federal law. In the event that Programmer fails to meet its political time obligations under the Communications Act of 1934, as amended, and the rules and regulations of the FCC and such failure inhibits Licensee in the performance of its political time obligations, then to the extent reasonably necessary to assure the Licensee's performance, Programmer shall release advertising availabilities to Licensee; provided, however, that all revenues realized by Licensee as a result of such a release of advertising time shall be immediately paid to Programmer.

                                    Section 6
                      Termination and Remedies Upon Default

         6.1 Termination. In addition to other remedies available at law or equity and the provisions of Section 1.2 hereof, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other if the party seeking to terminate is not then in material default or breach hereof, upon the occurrence of any of the following:

                  (a) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

                  (b) the other party is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days of notice from the non-breaching party;

                  (c)  the mutual consent of both parties;

                  (d) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review;

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                  (e)      the Asset Purchase Agreement is terminated in
accordance with its terms; or

                  (f)      in accordance with (6.2 hereof

         6.2      Programmer's Remedies for Operational Deficiencies.
Programmer shall have the following remedies for deficiencies in or events related to Licensee's transmitting facility:

                  (a) If Programmer receives during the first thirty (30) days of this Agreement a report of a consulting engineer, chosen by Programmer, which concludes that the Stations is not operating substantially within the parameters authorized by the FCC or that the Stations' actual coverage of the market is materially less than it should be, Licensee may either (i) terminate the Agreement or (ii) at its expense, take such steps as are reasonably necessary to restore the effective coverage or operating parameters of the relevant Stations or demonstrate, by the use of the report of another consulting engineer, hired at its expense, that the coverage or operating parameters are not materially deficient. If the Stations' effective coverage or operating parameters are not restored within thirty (30) days of notice of the coverage or operating deficiencies, then Programmer shall be entitled to a full refund, on a daily basis, of the Hourly Credit amount set forth in Section 1.9 until such deficiencies are corrected or the date of the termination of this Agreement by the Licensee, whichever is earlier, and such refunds shall be made within ten
(10) days of the end of the month.

                  (b) If for a period of five consecutive days or more Licensee reduces its transmitter output power on the Stations by fifty percent (50%) or more, Programmer may elect a refund equal to one half of the Hourly Credit amount set forth in Section 1.9 for so long as such power reduction continues to occur if Programmer has, in fact, been required to ake rebates and/or other financial accommodations to its advertisers and such refund shall be reflected in a refund payment by Licensee to Programmer within ten (10) days of the end of the month.

                  (c) If Licensee uses an auxiliary or alternate transmitter for the Stations for a period of five (5) consecutive days or more, then the refund for such period shall be twenty-five percent (25%) of the Hourly Credit amount set forth in Section 1.9 for so long as such auxiliary or alternate transmitter site is in use if Programmer has, in fact, been required to make rebates and/or other financial accommodations to its advertisers. Should such transmitter site move continue for more than thirty (30) days, the refund for such period shall be equal to fifty percent (50%) of the Hourly Credit amount set forth in Section
1.9 for so long as such alternate transmitter site is in use. The refund shall be reflected in a refund payment by Licensee to Programmer within ten (10) days of the end of the month.

                  (d) If, due to damage to or failure of transmission equipment, the Stations is off the air for five (5) consecutive days or for a total of one hundred twenty (120) hours during any thirty (30) day period, Programmer shall be entitled to a full refund, on a daily basis, of the Hourly Credit amount set forth in Section 1.9 and such refund shall be made within ten (10) days of the end of the month.

         6.3 Force Majeure. Any failure or impairment of the Stations' facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to acts of god, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Licensee will not be liable to Programmer, except to the extent of allowing in each such case an appropriate refund for time not provided based upon the Hourly Credit set forth under Section 1.9 calculated upon the length of time during which the failure or impairment exists or continues.

         6.4 Other Agreements. During the term of this Agreement, Licensee will not enter into any other time brokerage, program provision, local management or similar agreement with any third party with respect to the Stations.

                                    Section 7
                                  Miscellaneous

         7.1 Assignment. This Agreement shall be binding upon and insure to the benefit of the parties hereto, their successors and assignees, including specifically any purchaser of the Stations from Licensee. Neither party may assign its rights under this Agreement without the prior written consent of the other party which shall not be unreasonable withheld, provided, however that Programmer has the absolute right to assign this Agreement and all of its rights and obligations hereunder, following written notice to the Licensee, to an entity controlled by American Radio Systems Corporation (but only if American Radio Systems Corporation continues to remain liable for all of the obligations of such assignee hereunder) and Licensee has the right to assign its payments hereunder to its Lenders upon written notification to Programmer.

         7.2 Call Letters. Upon request of Programmer and at Programmer's expense, Licensee shall apply to the FCC for authority to change the call letters of the Stations (with the consent of the FCC) to such call letters that Programmer shall reasonably designate. Licensee shall cooperate with Programmer and receive Programmer's consent prior to making any change in the call letters of the Stations.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.4 FCC Certification (47 C.F.R. ss. 73.3555(a) (2) (ii). The parties shall execute a Certification in the form of Attachment VI hereto, as required by Section 73.3555(a) (2) (ii) of the FCC's rules.

         7.5 Entire Agreement. This Agreement and the Attachments hereto and the Asset Purchase Agreement between Programmer and Licensee embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         7.6 Taxes. Licensee and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Programmer shall pay all taxes if any, to which the consideration specified in Section 1.4 herein is subject, provided that Licensee is responsible for payment of its own income taxes. Each party shall be responsible for any sales tax imposed on advertising aired during the programming provided by that party.

         7.7 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         7.8 Governing Law. The obligations of Licensee and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the Commonwealth of Massachusetts.

         7.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of the Agreement shall be in writing and shall be deemed to have been duly delivered on the date of personal delivery or on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been received on the date of personal delivery or on the date set forth on the return receipt, to the following addresses, or to such other address as any party may request, in the case of Licensee, by notifying Programmer, and in the case of Programmer, by notifying Licensee.

To Licensee:      Precision Media Corporation
                  36 Bay State Road
                  Cambridge, MA
                  Attn: Donald F. Law, President

To Programmer:    American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, MA  02116
                  Attn: Steven B. Dodge, President
                  Fax: (617) 375-7575

Copies To:        American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, MA  02116
                  Attn:  Michael B. Milsom, Esq.
                  Fax:  (617) 375-7550

                  Dow, Lohnes and Albertson
                  1200 New Hampshire Ave., N.W.
                  Suite 800
                  Washington, DC  20036
                  John R. Feore, Jr. Esq.
                  Fax:  (202) 776-2222

         7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.11 Public Announcements. The parties will coordinate and consult with one another before making any press release or other public announcement concerning the transaction contemplated under this Agreement. Programmer acknowledges that announcements and direct or indirect communications concerning any changes which Programmer may plan for the future operation of the Stations prior to the Effective Date may have a deleterious effect on the business, operation, and reputation of the Stations and Licensee. Accordingly, Programmer agrees that neither it nor its employees, representatives or agents shall make any formal or information announcements to or communication with any employees of the Stations or to any person with whom the Stations does business without written approval of Licensee. Programmer further agrees that neither it nor its employees will release or publicize any such planes changes within the community of license or service area or operations of the Stations without the written approval of Licensee, which shall not be unreasonably with held, and which shall be granted if necessary or appropriate to comply with the rules, regulations or policies of the FCC.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                            LICENSEE:
                                            PRECISION MEDIA CORPORATION



                                            By:  ______________________________


                                            PROGRAMMER:
                                            AMERICAN RADIO SYSTEMS CORPORATION



                                            By:   _____________________________

                                  ATTACHMENT I

                                Stations Coverage

         WMYF(AM) and WERZ(FM), Exeter, New Hampshire and WZNN(AM) and WSRI(FM), Rochester, New Hampshire current FCC Licenses and contour maps on file with the FCC.

                                  ATTACHMENT II

                                Stations Expenses

The following expenses relating to the operation of the Stations shall be paid by the Licensee:

         a) Salary, payroll taxes, benefits and other costs relating to the employment of the Stations' [_____________].

         b) Salary, payroll taxes benefits, and other costs relating to the employment of the Stations' [_________________].

         c)       Cost of tower rent  electricity and other  utilities  directly
                  related  to  the  operation  of  the   Stations'   transmitter
                  facilities.

                                  ATTACHMENT IV


                Broadcast Stations Programming Policy Statement

                               BROADCAST STATIONS
                          PROGRAMMING POLICY STATEMENT


         Programmer agrees to cooperate with Licensee in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs.

         I. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

         II. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

         III. Election Procedures. At least ninety (90) days before the start of any primary or election campaign, Programmer will clear with Licensee's general manager the rate Programmer will charge for the time to be sold to candidates for the public office and/or their supporters to make certain that the rate charged is in conformance with the applicable law and Stations policy.

         IV. Required Announcements. Progammer shall broadcast (I) an announcement in a form satisfactory to Licensee at the beginning of each hour to identify the Stations, (ii) an announcement at the beginning and end of each program to indicate that program time has been purchased by Programmer, and (iii) any other announcements that may be required by law, regulation, or Stations policy.

         V. Commercial Recordkeeping. Programmer shall not receive any consideration in money, goods, services, or otherwise, directly or indirectly (including to relatives) from any persons or company for the presentation of any programming over the Stations without reporting the same in advance to and receiving the prior written consent of Licensee's general manager. No commercial messages ("plugs") or undue references shall be made in programming presented over Stations to any business venture, profit making activity, or other interest (other than noncommercial announcements for bona fide charities, church activities or other public service activities) in which Programmer (or anyone else) is directly or indirectly interested without the same having been approved in advance by the general manager/chief engineer and such broadcast being announced and logged and sponsored.

         VI. No Illegal Announcements No announcements or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Stations. Any game, contest, or promotion relating to or to be presented over the Stations must be fully stated and explained in advance to Licensee, which reserves the right in its sole discretion to reject any game, contest, or promotion.

         VII.     Licensee   Discretion   Paramount  In   accordance   with  the
                  Licensee's responsibility under the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Commissions, Licensee reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Stations which is in conflict with Licensee's policy or which in Licensee's or its general manager/chief engineer's sole judgment would not serve the public interest.


         Licensee may waive any of the foregoing regulations in specific instances, if, in its opinion, good broadcasting in the public interest is served.

         In any case where questions of policy or interpretation arise, Programmer should submit the same to Licensee for decision before making any commitments in connection therewith.

                                  ATTACHMENT V


                                Payola Statement

                            FORM OF PAYOLA AFFIDAVIT


City of ____________________  )

County of __________________  ) ss.

State of  ___________________ )

                          ANTI-PAYOLA/PLUGOLA AFFIDAVIT


___________________________, being first duly sworn, deposes and says as follows:

1.       He is _________________________  for  ________________________________.
                        (Position)

2.       He has acted in the above capacity since _____________.

3. No matter has been broadcast by Stations __________ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

4. So far as he is aware, no matter has been broadcast by Stations _______ for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Stations _______ in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

5. In future, he will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third party, in exchange for the influencing of, or the attempt to influence, the preparation of presentation or broadcast matter on Stations ________.

6. Nothing contained herein is intended to, or shall prohibit receipt or acceptance of anything with the expressed knowledge and approval of my employer, but henceforth any such approval must be given in writing by someone expressly authorized to give such approval.

7. He, his spouse and his immediate family do____ do not ____ have any present direct or indirect ownership interest in (other than an investment in a corporation whose stock is publicly held), serve as an officer or director of, whether with or without compensation, or serve as an employee of, any person, firm or corporation engaged in:

         1.       The publishing of music;

         2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

         3.       The   exploitation,   promotion,   or  management  of  persons
                  rendering artistic, production and/or other services in the entertainment field;

         4. The ownership or operation of one or more radio or television Stationss;

         5. The wholesale or retail sale of records intended for public purchase;

         6. Advertising on Stations ______, or any other Stations owned by its licensee (excluding nominal stockholdings in publicly owned companies).

8. The facts and circumstances relating to such interest are none _______ as follows________:

         _________________________________________________________________

         _________________________________________________________________

         _________________________________________________________________


                                            __________________________________
                                                          Affiant

Subscribed and sworn to before me
this ______ day of ________________, 199___.


__________________________________________
Notary Public

My Commission expires:  __________________

                                  ATTACHMENT VI


                                FCC Certification

                                  CERTIFICATION


         Pursuant to Section 73.3555(a) (2) (ii) of the FCC's Rules:


1. The licensee of the brokered Stationss affected by the foregoing Time Brokerage Agreement hereby certifies that it will at all times maintain ultimate control (as defined in FCC rules and regulations) over the Stations' facilities, including specifically control over the Stations' finances, personnel and programming; and

2. The licensee of the brokering Stationss hereby certifies that the proposed Agreement for the time brokerage complies with the provisions of Section 73.3555(a) (2) (ii) of the FCC's rules.

                  Dated this ________ day of _____________________, 199______.


                  LICENSEE:



                                            By:  ______________________________
                                            Its:  _____________________________


                  PROGRAMMER: AMERICAN RADIO SYSTEMS CORPORATION


                                            By:  ______________________________
                                            Its:  _____________________________